 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  December 31, 2009

SINO CLEAN ENERGY, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51753	75-2882833
(Commission File Number)	(IRS Employer Identification No.)

Room 1605, Suite B, Zhengxin Building No. 5, Gaoxin 1st Road, Gaoxin District Xi’an, Shaanxi Province, People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(86-29) 8209-1099

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 31, 2009, Sino Clean Energy, Inc., a Nevada corporation (the “Company”) entered into series of termination agreements to terminate certain contractual arrangements that were previously entered into by and among Shaanxi Suo’ang Biological Science & Technology Co., Ltd. (“Suo’ang BST”), a limited liability company organized under the laws of the People’s Republic of China (“PRC”), Tongchuan Suoke Clean Energy Co., Ltd., a PRC limited liability company (“Suoke Clean Energy”) and the shareholders of Suo’ang BST (the “Termination Agreements”).

As disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 26, 2006, the contractual arrangements were entered into in August 18, 2006 due to certain foreign ownership restrictions imposed by PRC law. Pursuant to these contractual arrangements, Hangson Limited (“Hangson”), a British Virgin Islands company and a wholly owned subsidiary of the Company, provided exclusive technology consulting and other general business operation services to Suo’ang BST in return for a consulting services fee equal to Suo’ang BST’s revenue. In addition, Suo’ang BST’s majority shareholders pledged their equity interests in Suo’ang BST to Hangson, irrevocably granted Hangson an exclusive option to purchase, to the extent permitted under PRC law, all or part of their equity interests in Suo’ang BST and agreed to entrust all the rights to exercise their voting power to appointee(s) of Hangson. Through these contractual arrangements, the Company, through Hangson, was controlling Suo’ang BST’s daily operations and financial affairs, appointing its senior executives and approving all matters requiring shareholder approval. The contractual arrangements were comprised of a series of five agreements among Hangson, Suo’ang BST, and Suo’ang BST’s majority shareholders: (1) a Consulting Service Agreement, (2) an Operating Agreement, (3) an Equity Pledge Agreement, (4) an Option Agreement, and (5) a Voting Rights Proxy Agreement (collectively called “Management Agreements”).

As disclosed on a Current Report on Form 8-K filed with the Commission on July 7, 2009, the Company was made a party to a series of agreements (collectively called the “Transfer Agreements”) transferring the Management Agreements. Pursuant to the Transfer Agreements, all of the rights and obligations of Hangson under the Management Agreements were transferred to Suoke Clean Energy, a wholly owned subsidiary of Wiscon Holdings Limited, a Hong Kong company.

The Company no longer needed to keep the Management Agreements in place due to the fact that Suo'ang BST was no longer engaged in substantial operations. In connection with the Termination Agreements, certain assets held by Suo’ang BST, such as, office equipment, vehicles, bank deposits, accounts receivable, were transferred to Suoke Clean Energy.

Copies of the Termination Agreements are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1
Agreement to Terminate the Equity Pledg Agreement by and between Tongchuan Suoke Clean Energy Co., Ltd., Shaanxi Suo’ang Biological Science & Technology Co., Ltd. and certain shareholders listed thereto, dated as of December 31, 2009.

10.2
Agreement to Terminate the Consulting Service Agreement by and between Tongchuan Suoke Clean Energy Co., Ltd. and Shaanxi Suo’ang Biological Science & Technology Co., Ltd. dated as of December 31, 2009.

10.3
Agreement to Terminate the Operating Agreement by and between Tongchuan Suoke Clean Energy Co., Ltd., Shaanxi Suo’ang Biological Science & Technology Co., Ltd. and certain shareholders listed thereto, dated as of December 31, 2009.

10.4
Agreement to Terminate the Option Agreement by and between Tongchuan Suoke Clean Energy Co., Ltd., Shaanxi Suo’ang Biological Science & Technology Co., Ltd. and certain shareholders listed thereto, dated as of December 31, 2009.

10.5
Agreement to Terminate the Voting Rights Proxy Agreement by and between Tongchuan Suoke Clean Energy Co., Ltd., Shaanxi Suo’ang Biological Science & Technology Co., Ltd. and certain shareholders listed thereto, dated as of December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Clean Energy, Inc.

By:	/s/ Baowen Ren
Name:	Baowen Ren
Title:	Chief Executive Officer

Dated: January 7, 2010